                                                                    Exhibit 99.1

                                 PRESS RELEASE
[THE MEDICINES COMPANY LOGO]

Contact:     Michael Mitchell
             Director of Corporate Communications
             The Medicines Company
             973-656-1616
             investor.relations@themedco.com

FOR IMMEDIATE RELEASE:

       THE MEDICINES COMPANY REPORTS FIRST QUARTER 2003 FINANCIAL RESULTS

      - FIRST QUARTER REVENUES INCREASE 117% COMPARED TO FIRST QUARTER 2002, DRIVEN BY ANGIOMAX(R) (BIVALIRUDIN) GROWTH IN CORONARY ANGIOPLASTY

      - ON-PUMP CABG TRIAL OF ANGIOMAX DOSING MEETS ALL PRE-SPECIFIED OBJECTIVES; ADDITIONAL ANGIOMAX CABG TRIALS PROGRESSING

      - CASH POSITION OF $131 MILLION AFTER $92 MILLION FINANCING COMPLETED IN MARCH

PARSIPPANY, NJ, April 22, 2003 - The Medicines Company (Nasdaq: MDCO) today announced its financial results for the first quarter of 2003.

Financial highlights for the quarter ended March 31, 2003 included:

      - Revenues of $16.7 million compared to $7.7 million for the same period in 2002

      - Net loss of $6.4 million compared to $11.6 million for the same period in 2002

            o Net loss per share of $0.16 compared to $0.34 for the same period in 2002

First quarter operations highlights include:

      - Peer-reviewed validation of the REPLACE-2 trial of Angiomax(R) (bivalirudin) via publication in the Journal of the American Medical Association

      - Demonstration of Angiomax(R) (bivalirudin) economic dominance (actual cost savings associated with administering the product) in REPLACE-2 via presentation of an economic analysis of the trial by Dr. David Cohen of the Harvard Clinical Research Institute, at American College of Cardiology (ACC) conference

      - New data validating Angiomax feasibility and dosing in on-pump Coronary Artery Bypass Graft (CABG) surgery from a completed 20-patient trial, which met all pre-specified objectives

      - Progress in enrollment of clinical sites for four ongoing pivotal trials of Angiomax in on-pump and off-pump CABG

      - A significantly enhanced cash position, improved by way of a follow-on common stock offering of 5.6 million shares (including over-allotment), which netted $92 million

Dave Stack, President and Chief Executive Officer of The Medicines Company stated, "The first quarter of 2003 has been a great time for Angiomax in the marketplace. We had a very positive ACC meeting, coupled with the significant sales growth that we expected after the presentation and publication of the REPLACE-2 trial data."

                                   PAGE 1 OF 4
        The Medicines Company 8 Campus Drive Parsippany, New Jersey 07054
                     Tel: (973)656-1616 Fax: (973)656-9898

[THE MEDICINES COMPANY LOGO]

Commenting on the financing, Clive Meanwell, Executive Chairman noted, "Given the economic environment in the first quarter, we are encouraged by the fact that investors took such an interest in our business that we were able to raise these funds. We believe the proceeds provide sufficient cash for us to execute our business plan aggressively, further develop Angiomax in coronary angioplasty and potential new applications, as well as develop clevidipine for cardiac surgery blood pressure control."

There will be a conference call with management today at 5:00 P.M. to discuss the financial results. To listen in: dial 800-472-8325 and request The Medicines Company financial results call. From outside U.S.: dial 1-706-679-0816. Replay available for two weeks following call: 800-642-1687 Replay outside the U.S.:
1-706-645-9291 Replay passcode: 9817566.

ABOUT THE MEDICINES COMPANY: The Medicines Company meets the demands of the world's most advanced medical practitioners by developing products that improve specialized care. The Company markets Angiomax(R) (bivalirudin), an anticoagulant approved in the U.S. and other countries for use in patients undergoing coronary angioplasty procedures. The Medicines Company creates value using its range of clinical and commercial skills to develop products acquired from leading life science innovators.

--------------------------------------------------------------------------------
This press release contains forward-looking statements of The Medicines Company that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words, "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. Important factors that could cause actual results to differ materially from the expectations described in these forward-looking statements are set forth under the caption "Factors That May Affect Future Results" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 5, 2003 and incorporated herein by reference. These important factors include risks as to the commercial success of Angiomax; the extent of physician acceptance of the REPLACE-2 trial; whether the Company's products (other than Angiomax for its approved indication) will advance in the clinical trials process, the timing of such clinical trials, and whether the clinical trial results will be indicative of results that will be obtained in later clinical trials and warrant continued product development; whether and when, if at all, the Company's products and manufacturing processes will receive approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies, and for which indications and, if such products receive approval, whether they will be successfully marketed; and the competitive nature of the pharmaceutical industry in general and the Company's products in particular. We do not assume any obligation to update any forward-looking statements.


                                   PAGE 2 OF 4
        The Medicines Company 8 Campus Drive Parsippany, New Jersey 07054
                     Tel: (973)656-1616 Fax: (973)656-9898

[THE MEDICINES COMPANY LOGO]


                              THE MEDICINES COMPANY

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)               THREE MONTHS ENDED MARCH 31,
                                                    ----------------------------
                                                            (UNAUDITED)
                                                    ----------------------------
                                                        2003           2002
                                                      --------       --------
Revenue                                               $ 16,705       $  7,715
Operating Expenses
    Cost of revenue                                      6,263          1,085
    Research and development                             7,250          9,309
    Selling, general and administrative                  9,779          9,333
                                                      --------       --------
           Total operating expenses                     23,292         19,727
                                                      --------       --------
Loss from operations                                    (6,587)       (12,011)
     Interest income (expense), net                        171            370
                                                      --------       --------
Net loss                                              $ (6,416)      $(11,641)
                                                      ========       ========
Basic and diluted net loss attributable to
    common stockholders per common share              $  (0.16)      $  (0.34)
                                                      ========       ========
Shares used in computing net loss attributable
    to common stockholders per common share:
              Basic and diluted                         41,091         34,628
                                                      ========       ========


                                   PAGE 3 OF 4
        The Medicines Company 8 Campus Drive Parsippany, New Jersey 07054
                     Tel: (973)656-1616 Fax: (973)656-9898

[THE MEDICINES COMPANY LOGO]


CONDENSED CONSOLIDATED BALANCE SHEETS                       MARCH 31,       DECEMBER 31,
$000                                                          2003             2002
                                                            --------         --------
ASSETS
Cash, cash equivalents, available for sales securities      $130,834         $ 43,509
Accrued interest receivable                                      219              129
Accounts receivable                                           13,875           15,078
Inventories                                                   10,169           14,179
Fixed assets, net                                              1,214              924
Other assets                                                   1,101              895
                                                            --------         --------
    Total Assets                                            $157,412         $ 74,714
                                                            ========         ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                         $ 15,450         $ 19,384
Deferred revenue                                               1,364            1,396
Stockholders' equity                                         140,598           53,934
                                                            --------         --------
    Total Liabilities and Stockholders' Equity              $157,412         $ 74,714
                                                            ========         ========


                                      # # #

                                   PAGE 4 OF 4
        The Medicines Company 8 Campus Drive Parsippany, New Jersey 07054
                     Tel: (973)656-1616 Fax: (973)656-9898